EXHIBIT 99.1 1 FOR IMMEDIATE RELEASE Limbach Announces Appointment of New Independent Director Former Trane senior executive brings four decades of leadership from a global HVAC leader to Limbach’s board WARRENDALE, PA. – January 5, 2026– Limbach Holdings, Inc. (NASDAQ: LMB) (“Limbach” or the “Company”), a building systems solutions firm that partners with building owners and facilities managers who have mission-critical mechanical, electrical, and plumbing infrastructure, today announced the appointment of Terry Dugan to the Company’s Board of Directors (the “Board”), effective January 1, 2026. Mr. Dugan will serve as a director and on the Board’s Compensation Committee. Mr. Dugan brings more than four decades of operating, strategic, and transaction experience in the HVAC and building systems solutions industry, directly aligned with the Company’s current focus on profitable growth, cash flow generation, and long-term shareholder value creation. Throughout his career, he has served a broad national customer base including mission critical building owners, MEP contractors, and construction engineers, providing him with a deep understanding of the end-markets that drive sustainable demand and recurring revenue. Mr. Dugan held senior leadership roles at Trane Technologies plc (“Trane”) and its predecessor, Ingersoll Rand, where he led commercial and strategic initiatives serving owner direct customers across North America. Most recently, he served as Vice President and North America Commercial Business Leader, as well as Vice President of Business Development for M&A. In these roles, he was directly responsible for driving organic growth, evaluating and executing strategic acquisitions, and strengthening Trane’s competitive positioning, contributing to sustained revenue expansion and margin improvement. From 2018 to 2024, Mr. Dugan served on the Joint Venture board of Mitsubishi Electric Trane HVAC U.S. as Ingersoll Rand’s and Trane Technologies’ Lead Director, and was a member of its compensation committee, where he helped align executive incentives with performance and profitability. Today, Mr. Dugan advises small and mid-sized HVAC businesses on growth strategy, operational execution, and value creation, and consults with private equity firms and investment banking advisors focused on HVAC manufacturing, mechanical systems, and building services. Insight into both operating excellence and capital allocation makes him particularly well-suited to support the Company’s strategic priorities and enhance shareholder returns. Mr. Dugan holds a bachelor’s degree in mechanical engineering from Vanderbilt University and an MBA from the Ross School of Business at the University of Michigan. “We are pleased to welcome Terry Dugan to Limbach’s Board,” said Joshua S. Horowitz, Chairman of the Board of Limbach Holdings. “Terry’s career at Trane reflects a disciplined, execution-focused approach to growth. He has led businesses through periods of sustained organic growth, margin expansion, and strategic M&A, all while serving mission-critical building owners and operators. We believe Terry will be an important part of the Limbach team as we continue to strengthen the Company’s foundation and position Limbach for durable value creation.” With this appointment, the Board is increased from six to seven members. About Limbach Limbach is a building systems solutions firm that partners with building owners and facilities managers who have mission critical mechanical (heating, ventilation and air conditioning), electrical and plumbing infrastructure. We strive to be an indispensable

2 partner to our customers by providing services that are essential to the operation of their businesses. We work with building owners primarily in six vertical markets: healthcare, industrial and manufacturing, data centers, life science, higher education, and cultural and entertainment. We have approximately 1,700 team members in 21 offices across the eastern United States. Our team members uniquely combine engineering expertise with field installation skills to provide custom solutions that leverage our full life-cycle capabilities, which allows us to address both the operational and capital project needs of our customers. Forward-Looking Statements We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “goal,” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. There may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. Investor Relations Financial Profiles, Inc. Lisa Fortuna LMB@finprofiles.com